UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

SILVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42995	39-2767031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, Floor 2

New York, New York

(Address of principal executive offices)

10022

(Zip code)

(305) 938-0912

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SVIA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SVIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2026, the Board of Directors (the “Board”) of Silvia, Inc., a Delaware corporation (the “Company”), and each of Kyle Wood, the Company’s Chief Legal Officer and Secretary, Megan Pacchia, the Company’s Chief Operating Officer, and Renae Cormier, the Company’s Chief Financial Officer, mutually agreed that each such officer will separate from the Company. The effective date of each such separation (each, a “Separation Date”) will be determined in accordance with the separation agreements entered into with each officer, as further described below. In connection with such separations, each of Mr. Wood, Ms. Pacchia and Ms. Cormier will cease to serve in all positions held with the Company and its subsidiaries as of his or her applicable Separation Date.

Each of Mr. Wood, Ms. Pacchia and Ms. Cormier is party to an employment agreement with the Company, copies of which were filed as Exhibits 10.24, 10.25 and 10.27, respectively, to Amendment No. 1 to the Registration Statement on Form S-4 filed by the Company on October 20, 2025.

In connection with Mr. Wood’s separation, the Company and Mr. Wood entered into a Mutual Separation Agreement and General Release, dated October 20, 2026, setting forth a Separation Date of no later than October 21, 2026 (the “Wood Separation Agreement”). Pursuant to the Wood Separation Agreement, subject to Mr. Wood’s execution of a general release of claims in favor of the Company, Mr. Wood will receive: (i) severance pay in an aggregate amount of $500,000, to be paid in equal monthly installments over six (6) months; (ii) 258,317 fully vested shares under the ProCap Financial, Inc. 2025 Equity Incentive Plan (the “Plan”), subject to timely execution of an award agreement and approval of the Board; and (iii) continued eligibility for coverage under the Company’s current group health insurance plans (medical, dental and vision, as applicable) for six (6) months following his Separation Date or, if earlier, until he becomes eligible for coverage under another employer’s group health plan.

In connection with Ms. Pacchia’s separation, the Company and Ms. Pacchia entered into a Mutual Separation Agreement and General Release, dated October 20, 2026, setting forth a Separation Date of no later than October 21, 2026 (the “Pacchia Separation Agreement”). Pursuant to the Pacchia Separation Agreement, subject to Ms. Pacchia’s execution of a general release of claims in favor of the Company, Ms. Pacchia will receive: (i) severance pay in an aggregate amount of $500,000, to be paid in equal monthly installments over six (6) months; (ii) 366,392 fully vested shares under the Plan, subject to timely execution of an award agreement and approval of the Board; and (iii) continued eligibility for coverage under the Company’s current group health insurance plans (medical, dental and vision, as applicable) for six (6) months following her Separation Date or, if earlier, until she becomes eligible for coverage under another employer’s group health plan.

In connection with Ms. Cormier’s separation, the Company and Ms. Cormier entered into a Mutual Separation Agreement and General Release, dated October 20, 2026, setting forth a Separation Date of no later than October 21, 2026 (the “Cormier Separation Agreement”). Pursuant to the Cormier Separation Agreement, subject to Ms. Cormier’s execution of a general release of claims in favor of the Company, Ms. Cormier will receive: (i) severance pay in an aggregate amount of $500,000, to be paid in equal monthly installments over six (6) months; (ii) 194,495 fully vested shares under the Plan, subject to timely execution of an award agreement and approval of the Board; and (iii) continued eligibility for coverage under the Company’s current group health insurance plans (medical, dental and vision, as applicable) for six (6) months following her Separation Date or, if earlier, until she becomes eligible for coverage under another employer’s group health plan.

The foregoing summaries of the Wood Separation Agreement, Pacchia Separation Agreement, and Cormier Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each separation agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On October 20, 2026, the Board appointed Catalina Abbey to serve as the Company’s interim Chief Financial Officer, effective as of Ms. Cormier’s Separation Date. Ms. Abbey is expected to serve in this interim capacity until a successor Chief Financial Officer is duly elected or appointed by the Board, or until her earlier resignation or removal.

In connection with Ms. Abbey’s appointment, the Company and Ms. Abbey entered into an employment agreement, dated October 20, 2026 (the “Abbey Employment Agreement”). Pursuant to the Abbey Employment Agreement, Ms. Abbey will receive an annual base salary of $200,000 and will be eligible to receive annual grants of time-based restricted stock units under the Plan with a grant date fair value (as determined by the Board or its compensation committee) of $200,000 per year, subject to her continued employment with the Company through the applicable grant date. Any such awards will vest in equal quarterly installments over the twelve (12) month period following the applicable grant date, subject to Ms. Abbey’s continuous employment with the Company and good standing through each applicable vesting date.

The foregoing description of the Abbey Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Abbey Employment Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Abbey, age 45, has served as Chief Financial Officer of ProCap Acquisition Corp, a special purpose acquisition company and an affiliate of the Company, since February 2025, and as Chief Financial Officer of APFO Inc. - Family Office and Professional Capital Management, an investment firm, since October 2022. Previously, Ms. Abbey served as Director of Finance at Grant Cardone Enterprises from October 2020 to October 2022, and as a Director at Invoke LLC from February 2019 to October 2022. Earlier in her career, she served as Senior Vice President of Finance for the U.S. and Europe at VVIG, Inc. from May 2015 to May 2019 and as Financial Executive for the U.S. and Latin America at Envirotek Realty Group from August 2013 to May 2015. Ms. Abbey holds a Master of Business Administration, a Master of Accounting and a Bachelor of Business Administration, is a Certified Management Accountant (CMA) and Certified in Strategy and Competitive Analysis (CSCA) and has passed the Series 65 Uniform Investment Adviser Law Examination.

There are no arrangements or understandings between Ms. Abbey and any other person pursuant to which Ms. Abbey was appointed as interim Chief Financial Officer. There are no family relationships between Ms. Abbey and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K between Ms. Abbey and the Company.

On October 20, 2026, the Board appointed Caroline Hennigar to serve as the Company’s Chief Operating Officer (principal operating officer), effective as of Ms. Pacchia’s Separation Date.

In connection with Ms. Hennigar’s appointment, the Company and Ms. Hennigar entered into an employment agreement, dated October 20, 2026 (the “Hennigar Employment Agreement”). Pursuant to the Hennigar Employment Agreement, Ms. Hennigar will receive an annual base salary of $250,000 and will be eligible to receive annual grants of time-based restricted stock units under the Plan with a grant date fair value (as determined by the Board or its compensation committee) of $150,000 per year, subject to her continued employment with the Company through the applicable grant date. Any such awards will vest in equal quarterly installments over the twelve (12) month period following the applicable grant date, subject to Ms. Hennigar’s continuous employment with the Company and good standing through each applicable vesting date.

The foregoing description of the Hennigar Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hennigar Employment Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Hennigar, age 35, has served as Managing Director at Professional Capital Management, an investment management firm, since June 2025, where she oversees strategic initiatives, partnerships and special projects and supports special purpose acquisition company and capital markets transactions. Since 2021, Ms. Hennigar has worked alongside Mr. Pompliano across businesses in investment management, media and events. She also co-founded Polymer, an events business that produces major investor conferences. Previously, Ms. Hennigar served as Senior Director of Marketing at Condé Nast, where she led marketing strategy for major enterprise accounts across publications including Vogue, GQ and Allure. Earlier in her career, she held brand strategy positions at Ogilvy & Mather and Erwin Penland, where she worked on national campaigns for global brands. Ms. Hennigar holds a Bachelor of Arts in Psychology from Emory University.

There are no arrangements or understandings between Ms. Hennigar and any other person pursuant to which Ms. Hennigar was appointed as Chief Operating Officer. There are no family relationships between Ms. Hennigar and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K between Ms. Hennigar and the Company.

Item 7.01 Regulation FD Disclosure.

On October 20, 2026, the Company issued a press release announcing a cost-cutting initiative that is expected to result in more than $10 million in savings to the Company. The press release details that the initiative includes personnel cuts and the addition of executive team members, including those identified in this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Mutual Separation Agreement and General Release, dated October 20, 2026, by and between Silvia, Inc. and Kyle Wood.
10.2	Mutual Separation Agreement and General Release, dated October 20, 2026, by and between Silvia, Inc. and Megan Pacchia.
10.3	Mutual Separation Agreement and General Release, dated October 20, 2026, by and between Silvia, Inc. and Renae Cormier.
10.4	Employment Agreement, dated October 20, 2026, by and between Silvia, Inc. and Catalina Abbey.
10.5	Employment Agreement, dated October 20, 2026, by and between Silvia, Inc. and Caroline Hennigar.
99.1	Press Release of Silvia, Inc., dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVIA, INC.

Date: October 20, 2026	By:	/s/ Anthony Pompliano
	Name:	Anthony Pompliano
	Title:	Chief Executive Officer